Exhibit 99.1

For Immediate Release	Contact:	Bob Lougee (703) 721-3080
Wednesday, April 29, 2009		bob.lougee@usamobility.com
USA Mobility Reports First Quarter Operating Results;
Board Declares Quarterly Cash Distribution
Company Continues to Reduce Operating Expenses;
Cash Flow Margin Reaches Record High;
Exclusive Two-Way Pager Launched
Alexandria, VA (April 29, 2009) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the first quarter ended March 31, 2009.
In addition, the Company’s Board of Directors declared a regular quarterly cash distribution of $0.25 per share, payable on June 18, 2009 to stockholders of record on May 20, 2009. The Company expects the entire distribution to be paid as a return of capital.
Total revenue for the first quarter was $79.7 million, compared to $84.3 million in the fourth quarter of 2008 and $94.8 million in the year-earlier quarter. EBITDA (earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment) in the first quarter totaled $28.6 million, compared to $29.8 million in the fourth quarter of 2008 and $29.9 million in the first quarter of 2008.
Net income for the first quarter was $10.0 million, or $0.43 per fully diluted share, compared to a net loss of $177.8 million, or $6.48 per fully diluted share, in the first quarter of 2008. The year-earlier loss resulted from a goodwill impairment for which the Company incurred a $188.2 million non-cash expense to write-off its entire goodwill balance. Absent the goodwill write-down, net income in the first quarter of 2008 would have been $10.4 million, or $0.38 per fully diluted share.

First quarter results included:
•	EBITDA margin (or EBITDA as a percentage of revenue) increased to 35.9 percent, compared to 35.4 percent in the fourth quarter of 2008 and 31.6 percent in the year-earlier quarter, reaching its highest level in more than four years.

•	The quarterly rate of revenue erosion was 5.4 percent, compared to 4.6 percent in the fourth quarter and 5.4 percent in the first quarter of 2008. The annual rate of revenue erosion for the first quarter was 15.9 percent, compared to the same rate for the fourth quarter and 15.0 percent in the year-earlier quarter.

•	Total paging ARPU (average revenue per unit) increased to $8.86 in the first quarter from $8.71 in the fourth quarter and $8.49 in the year-earlier quarter.

•	Net unit loss was 208,000 in the first quarter, compared to 187,000 in the fourth quarter of 2008 and 152,000 in the first quarter of 2008. Units in service totaled 2,607,000 at March 31, 2009, compared to 2,815,000 at December 31, 2008.

•	The quarterly rate of subscriber loss was 7.4 percent in the first quarter, historically the quarter with the highest net churn, compared to 6.2 percent in the fourth quarter and 4.4 percent in the first quarter of 2008. The annual rate of subscriber erosion was 21.8 percent in the first quarter, compared to 19.2 percent in the fourth quarter of 2008 and 14.8 percent in the year-earlier quarter.

•	Operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) totaled $51.1 million in the first quarter, a reduction of $13.8 million, or 21.2 percent, from $64.8 million in the first quarter of 2008. Quarterly operating expenses declined 6.2 percent from the fourth quarter of 2008 and, as a percentage of revenue, are at their lowest level in more than four years.

•	Capital expenses were $6.1 million, compared to $4.2 million in the fourth quarter of 2008.

•	The Company’s cash balance at March 31, 2009 was $65.1 million.
“We reported excellent operating results for the first quarter,” said Vincent D. Kelly, president and chief executive officer. “Despite a very difficult economy and high unemployment nationwide, our results exceeded a majority of our performance objectives and were consistent with the financial guidance we provided earlier this year. Although the pace of subscriber losses accelerated during the quarter, as expected, we posted our highest ARPU in nearly three years. In addition, we continued to generate substantial free cash flow while successfully managing the business profitably with a low-cost operating structure. In fact, due to lower expenses, our EBITDA margin reached a record high 35.9 percent.”
Kelly said the Company continued to focus sales and marketing efforts around its core market segments of Healthcare, Government and Large Enterprise during the quarter. “These core segments represented approximately 82.1 percent of our direct subscriber base and 75.7 percent of our direct paging revenue at the end of the first quarter. Once again Healthcare was our best performing market segment with the highest rate of gross placements and lowest rate of net unit loss as healthcare providers continue to benefit from the reliability of paging for their most critical messaging needs. Indeed, our networks today carry the lion’s share of messaging to hospitals across the country, providing paging service to 40 percent of all U.S. hospitals and 63 percent of major hospitals (those with at least 200 beds).”

Kelly also said the Company introduced an exclusive two-way paging device to the market at the end of the first quarter. Called the ST902, the new device uses a disposable battery. “It’s the first new disposable battery two-way pager to come to market in many years, and was the culmination of more than two years of product development. In working with our customers, we found that many of them prefer a disposable battery rather than a rechargeable battery,” Kelly explained. “For example, hospitals often use their pagers around the clock, passing them from one shift to the next, and often don’t want to take a pager out of service to be recharged. In addition, many first responders require a wireless communications device they can take into the field where plug-in electrical outlets may not be available. As a result, we saw a need for a new two-way pager that was powered by a common, disposable AA battery. With permanent exclusivity on this new two-way pager, we will aggressively market the device to customers this year.”
USA Mobility again returned capital to stockholders in the first quarter, Kelly noted. “We continued to meet our goal of generating sufficient free cash flow to return capital to stockholders in the form of cash distributions. We produced $27.3 million in cash from operations in the quarter, allowing us to pay a regular quarterly cash distribution of $0.25 per share and a special cash distribution of $1.00 per share on March 31, 2009. Together, the distributions represented a return of capital to our stockholders of approximately $28.5 million. Including the first quarter distributions, we have now returned $305.4 million to stockholders over the past four years. In addition, the Board of Directors on April 29, 2009 declared a regular quarterly cash distribution of $0.25 per share, payable on June 18, 2009 to stockholders of record on May 20, 2009. The Company expects the June distribution, a total of approximately $5.7 million, to be paid as a return of capital.”
Kelly added: “We continued to buy back shares of the Company’s common stock during the first quarter under the stock repurchase program we commenced last August. As of March 31, we had purchased a total of approximately 4.6 million shares for $40.8 million, at an average price of $8.78 per share, and had approximately $22.3 million available for additional purchases under the currently approved plan, which extends through the end of 2009.”
Thomas L. Schilling, chief operating officer and chief financial officer, said the Company’s expenses declined significantly during the first quarter as a result of an internal reorganization and related cost control programs initiated late last year. “Operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) decreased 21.2 percent from the year-earlier quarter,” he said, “outpacing the year-over-year decline in revenue of 15.9 percent. In addition,” Schilling noted, “operating expense as a percentage of revenue was 64.1 percent in the first quarter, the lowest level in more than four years.”

Schilling added, “The combination of lower expenses and higher ARPU contributed to an increase in first quarter EBITDA margin compared to the prior quarter. Although we are pleased and encouraged by financial results in the first quarter, we are maintaining our previous financial guidance for 2009 of revenues between $285 million to $295 million, operating expenses (excluding depreciation, amortization and accretion) between $198 million to $203 million, and capital expenses between $19 million to $21 million, however, economic conditions may result in later changes to our guidance.”
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its first quarter results at 10:00 a.m. Eastern Time on Thursday, April 30, 2009. The dial-in number for the call is 866-290-0916 (toll-free) or 913-312-1416 (toll). The pass code for the call is 4591325. A replay of the call will be available from 3:00 p.m. ET on April 30 until 11:59 p.m. on Thursday, May 14. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 4591325.
* * * * * * * * *
USA Mobility’s Annual Meeting of Stockholders will be held at 9:00 a.m. Eastern Time on Wednesday, May 20, 2009 in Alexandria, VA.
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility‘s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to a majority of the Fortune 1000 companies. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09
Revenues:
Paging service	$86,773	$83,360	$80,533	$75,989	$72,021
Cellular	1,859	1,547	1,494	993	991
Product sales	4,871	5,741	5,014	5,863	5,271
Other	1,255	1,427	1,316	1,413	1,408

Total revenues	94,758	92,075	88,357	84,258	79,691

Operating expenses:
Cost of products sold	1,081	1,408	1,291	1,812	1,669
Service, rental and maintenance	33,969	31,583	29,069	28,199	22,955
Selling and marketing	7,836	7,549	6,756	6,144	6,062
General and administrative	21,808	20,782	20,631	18,289	20,186
Severance and restructuring	145	153	5,063	(35)	190
Depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270
Goodwill impairment	188,170	—	—	—	—

Total operating expenses	265,522	73,149	73,885	66,159	62,332

% of total revenues	280.2%	79.4%	83.6%	78.5%	78.2%

Operating (loss) income	(170,764)	18,926	14,472	18,099	17,359

% of total revenues	-180.2%	20.6%	16.4%	21.5%	21.8%

Interest income, net	578	672	471	79	26
Other income, net	125	202	205	90	112

(Loss) income before income tax expense	(170,061)	19,800	15,148	18,268	17,497
Income tax expense	7,739	9,528	12,730	10,235	7,516

Net (loss) income	$(177,800)	$10,272	$2,418	$8,033	$9,981

Basic net (loss) income per common share	$(6.48)	$0.37	$0.09	$0.32	$0.43

Diluted net (loss) income per common share	$(6.48)	$0.37	$0.09	$0.32	$0.43

Basic weighted average common shares outstanding	27,459,068	27,474,156	27,474,156	25,348,440	23,134,072

Diluted weighted average common shares outstanding	27,459,068	27,600,976	27,602,296	25,444,277	23,479,796

Reconciliation of operating (loss) income to EBITDA (b):
Operating (loss) income	$(170,764)	$18,926	$14,472	$18,099	$17,359
Add back: depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270
Add back: goodwill impairment	188,170	—	—	—	—

EBITDA	$29,919	$30,600	$25,547	$29,849	$28,629

% of total revenues	31.6%	33.2%	28.9%	35.4%	35.9%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09
Units in service

Beginning units in service

Direct one-way	2,854	2,733	2,614	2,490	2,349
Direct two-way	221	206	196	184	171

Total direct	3,075	2,939	2,810	2,674	2,520

Indirect one-way	312	286	261	227	196
Indirect two-way	98	108	105	101	99

Total indirect	410	394	366	328	295

Total beginning units in service	3,485	3,333	3,176	3,002	2,815

Gross placements
Direct one-way	77	90	76	61	67
Direct two-way	8	11	8	7	6

Total direct	85	101	84	68	73

Indirect one-way	17	22	12	8	8
Indirect two-way	16	7	7	6	4

Total indirect	33	29	19	14	12

Total gross placements	118	130	103	82	85

Gross disconnects
Direct one-way	(199)	(209)	(199)	(202)	(218)
Direct two-way	(22)	(21)	(20)	(20)	(20)

Total direct	(221)	(230)	(219)	(222)	(238)

Indirect one-way	(44)	(47)	(47)	(39)	(43)
Indirect two-way	(5)	(10)	(11)	(8)	(12)

Total indirect	(49)	(57)	(58)	(47)	(55)

Total gross disconnects	(270)	(287)	(277)	(269)	(293)

Net gain (loss)
Direct one-way	(122)	(119)	(123)	(142)	(151)
Direct two-way	(14)	(10)	(12)	(12)	(14)

Total direct	(136)	(129)	(135)	(154)	(165)

Indirect one-way	(27)	(25)	(35)	(31)	(35)
Indirect two-way	11	(3)	(4)	(2)	(8)

Total indirect	(16)	(28)	(39)	(33)	(43)

Total net change	(152)	(157)	(174)	(187)	(208)

Ending units in service
Direct one-way	2,732	2,614	2,491	2,349	2,198
Direct two-way	207	196	184	171	157

Total direct	2,939	2,810	2,675	2,520	2,355

Indirect one-way	285	261	226	196	161
Indirect two-way	109	105	101	99	91

Total indirect	394	366	327	295	252

Total ending units in service	3,333	3,176	3,002	2,815	2,607

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09

ARPU

Direct one-way	$7.83	$7.85	$8.08	$8.09	$8.11
Direct two-way	23.68	23.90	23.78	23.77	23.68

Total direct	8.95	8.97	9.16	9.16	9.15

Indirect one-way	4.10	4.57	4.79	5.12	7.05
Indirect two-way	7.52	7.08	5.35	4.53	4.58

Total indirect	4.97	5.28	4.96	4.93	6.19

Total one-way	7.47	7.54	7.79	7.85	8.03
Total two-way	18.44	18.07	17.29	16.84	16.66

Total paging ARPU	$8.49	$8.54	$8.69	$8.71	$8.86

Gross disconnect rate (b)
Direct one-way	-7.0%	-7.6%	-7.6%	-8.1%	-9.3%
Direct two-way	-10.2%	-10.4%	-10.2%	-10.6%	-11.8%

Total direct	-7.2%	-7.8%	-7.8%	-8.3%	-9.5%

Indirect one-way	-13.9%	-16.4%	-17.9%	-17.3%	-22.0%
Indirect two-way	-5.3%	-8.8%	-10.3%	-7.7%	-11.6%

Total indirect	-11.8%	-14.3%	-15.7%	-14.3%	-18.5%

Total one-way	-7.7%	-8.5%	-8.6%	-8.9%	-10.3%
Total two-way	-8.7%	-9.8%	-10.2%	-9.6%	-11.7%

Total paging gross disconnect rate	-7.7%	-8.6%	-8.7%	-9.0%	-10.4%

Net gain (loss) rate (c)
Direct one-way	-4.3%	-4.3%	-4.7%	-5.7%	-6.4%
Direct two-way	-6.4%	-5.2%	-6.1%	-6.8%	-8.5%

Total direct	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%

Indirect one-way	-8.5%	-8.6%	-13.2%	-13.7%	-17.8%
Indirect two-way	11.0%	-2.4%	-4.1%	-1.5%	-8.2%

Total indirect	-3.9%	-6.9%	-10.6%	-10.0%	-14.6%

Total one-way	-4.7%	-4.8%	-5.5%	-6.4%	-7.3%
Total two-way	-1.1%	-4.2%	-5.4%	-4.9%	-8.4%

Total paging net (loss) gain rate	-4.4%	-4.7%	-5.5%	-6.2%	-7.4%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain (loss) rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09
Gross placement rate (b)

Healthcare	3.3%	4.8%	3.8%	3.0%	3.7%
Government	2.2%	2.1%	2.2%	2.1%	1.7%
Large enterprise	2.4%	2.3%	2.2%	2.1%	2.4%
Other	2.5%	2.6%	2.4%	2.2%	2.4%

Total direct	2.8%	3.4%	3.0%	2.5%	2.9%
Total indirect	8.0%	7.4%	5.1%	4.4%	3.9%

Total	3.4%	3.9%	3.2%	2.7%	3.0%

Gross disconnect rate (b)
Healthcare	-5.1%	-5.8%	-6.0%	-6.4%	-6.8%
Government	-6.7%	-8.5%	-8.5%	-9.3%	-9.9%
Large enterprise	-8.6%	-9.2%	-9.2%	-8.9%	-13.3%
Other	-10.7%	-10.5%	-10.1%	-11.4%	-13.0%

Total direct	-7.2%	-7.8%	-7.8%	-8.3%	-9.5%
Total indirect	-11.8%	-14.3%	-15.7%	-14.3%	-18.5%

Total	-7.7%	-8.6%	-8.7%	-9.0%	-10.4%

Net loss rate (b)
Healthcare	-1.7%	-0.9%	-2.1%	-3.4%	-3.1%
Government	-4.5%	-6.4%	-6.3%	-7.1%	-8.2%
Large enterprise	-6.2%	-6.9%	-7.0%	-6.8%	-10.9%
Other	-8.2%	-7.9%	-7.8%	-9.2%	-10.6%

Total direct	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%
Total indirect	-3.9%	-6.9%	-10.6%	-10.0%	-14.6%

Total	-4.4%	-4.7%	-5.5%	-6.2%	-7.4%

End of period units in service % of total (b)
Healthcare	38.3%	40.0%	41.5%	42.8%	44.9%
Government	17.9%	17.7%	17.6%	17.4%	17.2%
Large enterprise	13.1%	12.8%	12.6%	12.5%	12.0%
Other	18.9%	18.0%	17.4%	16.8%	16.2%

Total direct	88.2%	88.5%	89.1%	89.5%	90.3%
Total indirect	11.8%	11.5%	10.9%	10.5%	9.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09

Account size ending units in service (000’s)

1 to 3 units	184	172	159	149	137
4 to 10 units	112	104	97	89	82
11 to 50 units	276	255	236	218	199
51 to 100 units	164	155	144	133	125
101 to 1,000 units	784	750	716	681	626
>1,000 units	1,419	1,374	1,323	1,250	1,186

Total	2,939	2,810	2,675	2,520	2,355

End of period units in service % of total direct
1 to 3 units	6.2%	6.1%	5.9%	5.9%	5.8%
4 to 10 units	3.8%	3.7%	3.6%	3.5%	3.5%
11 to 50 units	9.4%	9.1%	8.8%	8.7%	8.4%
51 to 100 units	5.6%	5.5%	5.4%	5.3%	5.3%
101 to 1,000 units	26.7%	26.7%	26.8%	27.0%	26.6%
>1,000 units	48.3%	48.9%	49.5%	49.6%	50.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-7.8%	-6.9%	-7.0%	-6.9%	-7.8%
4 to 10 units	-6.5%	-7.2%	-6.7%	-7.8%	-8.8%
11 to 50 units	-7.6%	-7.4%	-7.4%	-7.6%	-8.9%
51 to 100 units	-6.9%	-5.5%	-7.5%	-7.2%	-6.2%
101 to 1,000 units	-5.2%	-4.3%	-4.6%	-4.9%	-8.0%
>1,000 units	-2.4%	-3.2%	-3.7%	-5.5%	-5.1%

Total	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%

Account size ARPU
1 to 3 units	$14.66	$14.62	$14.72	$14.68	$14.73
4 to 10 units	13.56	13.56	13.92	13.89	14.00
11 to 50 units	10.99	11.03	11.40	11.35	11.41
51 to 100 units	9.57	9.76	10.36	10.25	10.30
101 to 1,000 units	8.23	8.45	8.91	8.98	8.94
>1,000 units	7.75	7.70	7.72	7.75	7.77

Total	$8.95	$8.97	$9.16	$9.16	$9.15

Cellular revenue
Number of activations	4,509	3,970	3,779	2,287	2,389

Revenue from cellular services (000’s)	$1,859	$1,547	$1,494	$993	$991

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09

Cost of products sold	$1,081	$1,408	$1,291	$1,812	$1,669

Service, rental and maintenance
Site rent	17,792	16,756	15,463	14,785	11,218
Telecommunications	6,204	5,503	5,072	5,307	4,485
Payroll and related	6,683	6,504	5,827	5,490	5,631
Stock based compensation	17	19	19	18	49
Other	3,273	2,801	2,688	2,599	1,572

Total service, rental and maintenance	33,969	31,583	29,069	28,199	22,955

Selling and marketing
Payroll and related	5,164	4,797	4,317	4,145	4,175
Commissions	1,724	2,037	1,742	1,213	1,201
Stock based compensation	39	50	49	60	109
Other	909	665	648	726	577

Total selling and marketing	7,836	7,549	6,756	6,144	6,062

General and administrative
Payroll and related	8,682	8,129	7,847	7,992	9,075
Stock based compensation	190	247	253	298	569
Bad debt	711	691	680	618	850
Facility rent	2,073	2,199	1,937	1,689	1,628
Telecommunications	1,048	983	936	834	771
Outside services	5,359	4,584	4,632	4,519	4,514
Taxes, licenses and permits	1,958	2,055	2,216	372	1,101
Other	1,787	1,894	2,130	1,967	1,678

Total general and administrative	21,808	20,782	20,631	18,289	20,186

Severance and restructuring	145	153	5,063	(35)	190
Depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270
Goodwill impairment	188,170	—	—	—	—

Operating expenses	$265,522	$73,149	$73,885	$66,159	$62,332

Capital expenditures	$3,988	$3,892	$6,214	$4,242	$6,054

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/08	3/31/09
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$75,032	$65,075
Accounts receivable, net	25,118	22,601
Prepaid expenses and other	6,226	5,195
Deferred income tax assets, net	6,025	4,577

Total current assets	112,401	97,448
Property and equipment, net	57,867	55,017
Intangible assets, net	6,520	5,711
Deferred income tax assets, net	59,599	54,088
Other assets	4,973	4,393

Total assets	$241,360	$216,657

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$40,983	$37,621
Customer deposits	1,203	1,103
Deferred revenue	9,958	9,336

Total current liabilities	52,144	48,060
Other long-term liabilities	48,478	48,974

Total liabilities	100,622	97,034

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	140,736	119,621
Retained earnings	—	—

Total stockholders’ equity	140,738	119,623

Total liabilities and stockholders’ equity	$241,360	$216,657

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited and in thousands)

	For the three months ended
	3/31/08	3/31/09
Cash flows from operating activities:
Net (loss) income	$(177,800)	$9,981
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and accretion	12,513	11,270
Goodwill impairment	188,170	—
Deferred income tax expense	7,735	6,954
Amortization of stock based compensation	246	727
Provisions for doubtful accounts, service credits and other	1,567	1,517
Non-cash transaction tax accrual adjustments	(946)	(1,394)
Loss on disposals of property and equipment	12	—
Changes in assets and liabilities:
Accounts receivable	76	1,000
Prepaid expenses and other	363	1,057
Intangibles and other long-term assets	477	(712)
Accounts payable and accrued liabilities	(5,766)	(2,373)
Customer deposits and deferred revenue	(613)	(722)

Net cash provided by operating activities	26,034	27,305

Cash flows from investing activities:
Purchases of property and equipment	(3,988)	(6,054)
Proceeds from disposals of property and equipment	153	7

Net cash used in investing activities	(3,835)	(6,047)

Cash flows from financing activities:
Cash distributions to stockholders	(17,763)	(28,517)
Purchase of common stock	—	(2,698)

Net cash used in financing activities	(17,763)	(31,215)

Net increase (decrease) in cash and cash equivalents	4,436	(9,957)
Cash and cash equivalents, beginning of period	64,542	75,032

Cash and cash equivalents, end of period	$68,978	$65,075

Supplemental disclosure:
Interest paid	$2	$—

Income taxes paid (state and local)	$6	$15

(a)	Slight variations in totals are due to rounding.